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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 033-46240, 033-47533, 033-80606, 033-94706, 333-11757 and 333-53036 of Tetra Tech, Inc. on Form S-8 and 333-95083, 333-43942, 333-48848, 333-53034, 333-61066, 333-61828, 333-63584, 333-67628 and 333-70352 of Tetra Tech, Inc. on Form S-3 of our reports dated November 14, 2001, appearing in, and incorporated by reference in, this Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
December 28, 2001

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Exhibit 23